UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2008

Home Diagnostics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33027	22-2594392
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 NW 55th Court, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-677-9201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b). Effective July 7, 2008, Daniel S. Falter resigned as Vice President, Marketing of Home Diagnostics, Inc. to pursue other interests. Mr. Falter's responsibilities have been reorganized under Scott Verner, Senior Vice President of Sales and Marketing.

Item 5.02(e). The Board of Directors of the Company, upon the recommendation of the Compensation Committee, adopted resolutions on July 8, 2008 amending the terms of outstanding non-qualified stock options granted to certain Section 16 officers of the Company. The amendments provide that vested options would remain exercisable following retirement until the expiration date specified in the applicable option agreement, rather than expire within three or twelve months from the date of termination of employment, as originally provided. As part of the option amendments, retirement was defined as any termination of employment or service for any reason, other than any termination for Cause, provided that the employee shall have satisfied the following retirement criteria: (i) the attainment of age 55 and (ii) the sum of the employee’s age and his or her years of service with the Company or a subsidiary totals at least 65 years.
The modified options were: (i) an aggregate of 403,806 non-qualified options granted to J. Richard Damron, Jr., President and Chief Executive Officer, under the Company’s 2002 Stock Option Plan and 2006 Equity Incentive Plan and pursuant to certain other stock option agreements (63,516 options originally granted on 08/16/2001, 46,800 options originally granted on 12/13/2001, 49,140 options originally granted on 01/01/2002, 35,978 options originally granted on 12/10/2002, 49,140 options originally granted on 12/10/2003, 43,031 options originally granted on 05/01/2004, 44,201 options originally granted on 04/01/2005, 30,000 options originally granted on 09/26/2006 and 42,000 options originally granted on 06/05/2007); and (ii) an aggregate of 138,170 non-qualified options granted to Robert Tsao, Managing Director, Applied Sciences Corporation, under the Company’s 1992 Stock Option Plan, 2002 Stock Option Plan and 2006 Equity Incentive Plan (56,160 options originally granted on 12/10/1999, 37,440 options originally granted on 08/16/2001, 9,360 options originally granted on 12/10/2002, 9,360 options originally granted on 12/10/2003, 5,850 options originally granted on 04/01/2005, 10,000 options originally granted on 09/26/2006, and 10,000 options originally granted on 06/05/2007).

Upon the recommendation of the Compensation Committee, the Board of Directors of the Company adopted a new alternate form of non-qualified stock option agreement under the Company’s 2006 Equity Incentive Plan which provides that vested options would remain exercisable following retirement until the expiration date specified therein and defines retirement as any termination of employment or service for any reason, other than any termination for Cause, provided that the employee shall have satisfied the following retirement criteria: (i) the attainment of age 55 and (ii) the sum of the employee’s age and his or her years of service with the Company or a subsidiary totals at least 65 years. The Compensation Committee and Board has used, and will continue to use, this alternate form of non-qualified option agreement for grants of non-qualified stock options to Section 16 officers under the 2006 Equity Incentive Plan. The Compensation Committee and the Board will continue to use the other form of non-qualified stock option agreement under the 2006 Equity Incentive Plan previously filed by the Company on November 14, 2006 as an exhibit to the Company’s Quarterly Report on Form 10-Q for grants of non-qualified stock options to other eligible optionees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No. 10.1 - Form of Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Diagnostics, Inc.

July 11, 2008	By:	/s/ Ronald L. Rubin

Name: Ronald L. Rubin
Title: Sr. Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement